Exhibit 99.1

SOAdesk, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Exhibit 99.1

SOAdesk LLC

CONTENTS

Independent Registered Public Accounting Firm's Report	1

Financial Statements

Balance Sheets	2
Statements of Operations and Members’ Deficiency	3
Statements of Cash Flows	4

Notes to Financial Statements	5-9

1

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM

To the Board of Directors and Stockholders of
Cicero Inc.

We have audited the accompanying balance sheets of SOAdesk LLC as of December 31, 2009 and 2008, and the related statements of operations and members’ deficiency, and cash flows for the years then ended.  SOAdesk LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOAdesk LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bala Cynwyd, PA
April 2, 2010

Exhibit 99.1

SOAdesk LLC

BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

	2009	2008
Assets

Current Assets
Cash	$380	$13,700
Accounts receivable	50,090	--
Due from member	2,500	--

Total Current Assets	52,970	13,700

Total Assets	$52,970	$13,700
Liabilities and Members’ Deficiency

Current Liabilities
Due to VT Thought, Inc.	$760,768	$342,001
Due to member	10,000	--
Due to Cicero	56,000	--

Total Current Liabilities	826,768	342,001

Total Liabilities	826,768	342,001

Commitments and Contingencies

Total Members' Deficiency	(773,798)	(328,301)

Total Liabilities and Members' Deficiency	$52,970	$13,700

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

SOAdesk LLC

STATEMENTS OF OPERATION AND MEMBERS’ DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Consulting Revenue	$308,414	$637,329

Cost of Revenue	97,888	823,985

Gross Margin (Loss)	210,526	(186,656)

Operating Expenses
Research and development	641,160	134,380
General and administrative	14,863	7,265

Total Operating Expenses	656,023	141,645

Net Loss	(445,497)	(328,301)

Members’ Deficiency - Beginning	(328,301)	--

Members’ Deficiency - Ending	$(773,798)	$(328,301)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

SOAdesk LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash Flows from Operating Activities
Net loss	$(445,497)	$(328,301)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(50,090)	--
Due to member	7,500	--
Due to VT Services	418,767	342,001

Net Cash (Used in) Provided by Operating Activities	(69,320)	13,700
Net Cash Provided By Financing Activities
Due to Cicero Inc.	56,000	--

Net Cash Provided by Financing Activities	56,000	--

Net (Decrease) Increase in Cash	(13,320)	13,700

Cash and Cash Equivalents - Beginning	(13,700)	--

Cash and Cash Equivalents - Ending	$380	$13,700

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

SOAdesk, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Note 1 - Nature of Business and Summary of Significant Accounting Policies and Recent Accounting Pronouncements

Nature of Business

SOAdesk, LLC (“the Company”) was formed on April 3, 2008 as a Delaware limited liability company ("LLC") and is engaged in the business of providing customer interaction consulting and technology services for organizations and contact centers throughout the world.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances.

Revenue Recognition

The Company recognizes revenue from consulting services when persuasive evidence of an arrangement exists, the services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonable assured.

Cost of Revenue

The primary components of the Company’s cost of revenue are costs of employee services occurred from a related party through employee-lease arrangement agreement.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The members of an LLC are taxed on their proportionate share of the company's taxable income.  Accordingly, no provision or liability for Federal income taxes has been included in the financial statements.  Management has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.  The company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis of tax laws, regulations and interpretations thereof.  Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date o filing.

Exhibit 99.1

SOAdesk, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Note 1 - Nature of Business and Summary of Significant Accounting Policies and recent accounting pronouncements (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In March 2008, the FASB issued guidance now codified as FASB ASC Topic 815, “Derivatives and Hedging”, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This standard is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of this standard did not have an effect on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued guidance now codified as FASB ASC Topic 805, “Business Combinations”, which significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, research and development assets and restructuring costs. In addition, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income taxes. This standard is effective for fiscal years beginning after December 15, 2008. The adoption of these provisions will have an effect on accounting for any business acquired after the effective date of this standard.

Note 2 - Accounts Receivable

Included in accounts receivable at December 31, 2009 is $20,000 due from Cicero Inc. (see Note 7) for consulting services rendered and billed in the amount of $50,000 during the year end December 31, 2009. The Company does not require collateral from its customers.

Exhibit 99.1

SOAdesk, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Note 3 – Due to Cicero

Cicero Inc. (see Note 7) advanced $56,000 for operations to the Company during the year ended December 31, 2009. The advance was non-interest bearing with no specific interest or repayment terms.

Note 4 - Related-Party Transactions

For the years ended December 31, 2009 and 2008, the Company utilized the management services provided by VT Thought, Inc, which is related by common ownership. VT Thought, Inc. invoiced the Company’s customers for consulting services provided by the Company in the amount of $308,414 and $637,329, respectively. In addition, during the years ended December 31, 2009 and 2008, the Company incurred consulting expense through an employee-lease arrangement with VT Thought, Inc. in the amount of $689,048 and $958,365, respectively. At December 31, 2009 and 2008, the amount due to VT Thought Inc. is $760,768 and $342,001, respectively. VT Thought, Inc. bills the Company for the leased employee based on the employee’s wages plus a burden rate to cover its costs of payroll taxes, employee benefits and overhead.

Note 5 - Lease Commitments

The Company occupies space from VT Thought, Inc. The Company is not legally bound by any landlord or sub-tenant agreement and reimburses VT Thought, Inc through the additional overhead burden rate.

Note 6 - Major Customer

The Company earned revenue from four major customers accounting for a significant portion of its total revenue.  Revenue from these customers was as follows:

	2009	2008
Customer A	30%	--
Customer B	21%	64%
Customer C	17%	--
Customer D	17%	27%

There were no accounts receivable from these customers at December 31, 2009 and 2008.

Exhibit 99.1

SOAdesk, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Note 7 - Subsequent Events

On January 15, 2010, the Company and Vertical Thought, Inc. (“VTI” and, together with SOAdesk, the “Sellers”), entered into an Asset Purchase Agreement with Cicero Inc. (“Cicero”) pursuant to which the Company sold to Cicero the Sellers’ “United Desktop” and “United Data Model” software programs, as well as substantially all of the other assets owned by the Sellers directly or indirectly used (or intended to be used) in or related to Sellers’ business of providing customer interaction consulting and technology services for organizations and contact centers throughout the world (the “Business”). Cicero also assumed certain liabilities of the Sellers related to the Business, as described in the Asset Purchase Agreement.  The Company did not acquire any material assets of VTI under the Asset Purchase Agreement

The aggregate consideration payable to the Company by the Buyer consists of the following:
•	$300,000 paid in cash to SOAdesk on the closing date;

•
an unsecured convertible note, matures on March 31, 2010, in the aggregate principal amount of $700,000, payable to SOAdesk, with an annual interest rate of 5%,  and is convertible, at the option of the holder, into shares of Cicero’s Series B Preferred Stock (the “Convertible Note”);

•	$525,000, payable in cash to SOAdesk on March 31, 2010;

•	an unsecured convertible note, matures on January 14, 2015, in the aggregate principal amount of $1,000,000, payable to SOAdesk and convertible into shares of Cicero’s Common Stock;

•	certain working capital adjustments (as defined);

•	certain earn-out payments as described in the Asset Purchase Agreement.

On March 31, 2010, the maturity date of the unsecured Convertible Note in the amount of $700,000 was extended from March 31, 2010 to September 30, 2010. Furthermore, the terms of the Asset Purchase Agreement were amended and Cicero issued a new $525,000 convertible promissory note to SOAdesk in lieu of the $525,000 payment. This new note, which carries an annual interest rate of 5%, is convertible, at the option of the holder, into shares of Cicero’s Series B Preferred Stock at a conversion price of $150 per share and matures on June 30, 2010.

Exhibit 99.1

SOAdesk, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Note 7 - Subsequent Events (continued)

Management evaluated subsequent events occurring after the Balance Sheet date but before the date the accompanying financial statements were available to be issued.  Adjustments or additional disclosures, if any, have been included in the financial statements.